Exhibit (c)(iv)

November 24, 2009 Draft Presentation to the
Special Committee of the Board of Directors of
The Orchard Enterprises, Inc.

DRAFT
FOR DISCUSSION PURPOSES ONLY
SUBJECT TO REVISION

The Orchard Enterprises, Inc.
Indications of Value Summary - Sensitivity Analysis
As of September 30, 2009
(000’s Except per Share Value)

Method	Indicated Value	Weight Applied	Weighted Value	Weight Applied	Weighted Value	Weight Applied	Weighted Value

Discounted Cash Flow Method - 20% Discount Rate	$29,269	40%	$11,708	33%	$9,659	25%	$7,317
Guideline Market Transaction Method	$37,037	40%	$14,815	33%	$12,222	25%	$9,259
Guideline Public Company Method	$44,450	20%	$8,890	34%	$15,113	50%	$22,225
Indication of Controlling, Marketable Equity Value			35,413		36,994		38,801
Less: Series A Preferred Stock Liquidation Preference			(24,993)		(24,993)		(24,993)
Residual Value Available for Common Shareholders			10,420		12,001		13,808
Divided by Common Shares Outstanding			6,395		6,395		6,395
Common Stock on a Per Share Value			$1.63		$1.88		$2.16

Discounted Cash Flow Method - 17% Discount Rate	$35,437	40%	$14,175	33%	$11,694	25%	$8,859
Guideline Market Transaction Method	$37,037	40%	$14,815	33%	$12,222	25%	$9,259
Guideline Public Company Method	$44,450	20%	$8,890	34%	$15,113	50%	$22,225
Indication of Controlling, Marketable Equity Value			37,880		39,029		40,343
Less: Series A Preferred Stock Liquidation Preference			(24,993)		(24,993)		(24,993)
Residual Value Available for Common Shareholders			12,887		14,036		15,350
Divided by Common Shares Outstanding			6,395		6,395		6,395
Common Stock on a Per Share Value			$2.02		$2.19		$2.40

Synergistic and Cost Savings
Discounted Cash Flow Method - 20% Discount Rate	$41,883	100%	$41,883
Indication of Controlling, Marketable Equity Value			41,883
Less: Series A Preferred Stock Liquidation Preference			(24,993)
Residual Value Available for Common Shareholders			16,890
Divided by Common Shares Outstanding			6,395
Common Stock on a Per Share Value			$2.64

DRAFT
FOR DISCUSSION PURPOSES ONLY
SUBJECT TO REVISION

The Orchard Enterprises, Inc.
Business Enterprise Value - Without eMusic Synergies and Private Company Cost Savings
Discounted Cash Flow Method
November 30, 2009
(000’s)

Aggressive Case	2010	2011	2012	2013	2014	Residual

Debt Free Cash Flow (Net Cash Flow to Invested Capital)	$3,246	$5,003	$6,755	$8,182	$6,183	$5,452

Capitalized Residual Value						34,075

Present Value Mid-Year Discount Factor @ 20%	0.89911	0.74926	0.62438	0.52032	0.43360	0.43360

Net Present Value of Cash Flow	2,918	3,749	4,218	4,257	2,681	14,775

Indicated Enterprise Value (Market Value of Invested Capital)						32,598
Less: Interest Bearing Debt						0
Plus- present value of NOL carryforward tax benefit after 2014						0
Less: Series A Preferred Stock Liquidation Preference						(24,993)
Indication of Controlling, Marketable Equity Value - Common Slock						$7,605

Base Case	2010	2011	2012	2013	2014	Residual

Debt Free Cash Flow (Net Cash Flow to Invested Capital)	$1,943	$3,651	$5,522	$6,650	$7,004	$4,248

Capitalized Residual Value						26,550

Present Value Mid-Year Discount Factor @ 20%	0.89911	0.74926	0.62438	0.52032	0.43360	0.43360

Net Present Value of Cash Flow	1,747	2,736	3,448	3,460	3,037	11,512

Indicated Enterprise Value (Market Value of Invested Capital)						25,939
Less: Interest Bearing Debt						0
Plus- present value of NOL carryforward tax benefit after 2014						0
Less: Series A Preferred Stock Liquidation Preference						(24,993)
Indication of Controlling, Marketable Equity Value - Common Stock						$946

Worst Case	2010	2011	2012	2013	2014	Residual

Debt Free Cash Flow (Net Cash Flow to Invested Capital)	$1,012	$1,921	$3,481	$4,803	$5,742	$2,988

Capitalized Residual Value						18,675

Present Value Mid-Year Discount Factor @ 20%	0.89911	0.74926	0.62438	0.52032	0.43360	0.43360

Net Present Value of Cash Flow	910	1,439	2,173	2,499	2,490	8,097

Indicated Enterprise Value (Market Value of Invested Capital)						17,609
Less: Interest Bearing Debt						0
Plus- present value of NOL carryforward tax benefit after 2014						899
Less: Series A Preferred Stock Liquidation Preference						(24,993)
Indication of Controlling, Marketable Equity Value - Common Stock						$(6,485)

	Enterprise Value		Common Stock
	Indicated	Probability	Indicated		Probability
	Enterprise	Adjusted	Common		Adjusted	Common	Common
	Value	Value	Value	Probability	Value	Shares o/s	Share Price
Aggressive Case	$32,598	$16,299	$7,605	50%	$3,802	6,394,625	$1.19
Base Case	25,939	12,970	946	50%	473	6,394,625	$0.15
Worst Case	18,508	0	0	0%	0	6,394,625	$0.00
Probability Adjusted		$29,269			$4,276	6,394,625	$0.67

DRAFT
FOR DISCUSSION PURPOSES ONLY
SUBJECT TO REVISION

The Orchard Enterprises, Inc.
Business Enterprise Value - Without eMusic Synergies and Private Company Cost Savings
Discounted Cash Flow Method
November 30, 2009
(000’s)

Aggressive Case	2010	2011	2012	2013	2014	Residual

Debt Free Cash Flow (Net Cash Flow to Invested Capital)	$3,246	$5,003	$6,755	$8,182	$6,183	$5,452

Capitalized Residual Value						41,938

Present Value Mid-Year Discount Factor @ 17%	0.91248	0.77990	0.66658	0.56973	0.48695	0.48695

Net Present Value of Cash Flow	2,962	3,902	4,503	4,662	3,011	20,422

Indicated Enterprise Value (Market Value of Invested Capital)						39,461
Less: Interest Bearing Debt						0
Plus- present value of NOL carryforward tax benefit after 2014						0
Less: Series A Preferred Stock Liquidation Preference						(24,993)
Indication of Controlling, Marketable Equity Value - Common Stock						$14,468

Base Case	2010	2011	2012	2013	2014	Residual

Debt Free Cash Flow (Net Cash Flow to Invested Capital)	$1,943	$3,651	$5,522	$6,650	$7,004	$4,248

Capitalized Residual Value						32,677

Present Value Mid-Year Discount Factor @ 17%	0.91248	0.77990	0.66658	0.56973	0.48695	0.48695

Net Present Value of Cash Flow	1,773	2,847	3,681	3,789	3,411	15,912

Indicated Enterprise Value (Market Value of Invested Capital)						31,412
Less: Interest Bearing Debt						0
Plus- present value of NOL carryforward tax benefit after 2014						0
Less: Series A Preferred Stock Liquidation Preference						(24,993)
Indication of Controlling, Marketable Equity Value - Common Stock						$6,419

Worst Case	2010	2011	2012	2013	2014	Residual

Debt Free Cash Flow (Net Cash Flow to Invested Capital)	$1,012	$1,921	$3,481	$4,803	$5,742	$2,988

Capitalized Residual Value						22,985

Present Value Mid-Year Discount Factor @ 17%	0.91248	0.77990	0.66658	0.56973	0.48695	0.48695

Net Present Value of Cash Flow	923	1,498	2,320	2,736	2,796	11,192

Indicated Enterprise Value (Market Value of Invested Capital)						21,467
Less: Interest Bearing Debt						0
Plus- present value of NOL carryforward tax benefit after 2014						899
Less: Series A Preferred Stock Liquidation Preference						(24,993)
Indication of Controlling, Marketable Equity Value - Common Stock						$(2,627)

	Enterprise Value		Common Stock
	Indicated	Probability	Indicated		Probability
	Enterprise	Adjusted	Common		Adjusted	Common	Common
	Value	Value	Value	Probability	Value	Shares o/s	Share Price
Aggressive Case	$39,461	$19,730	$14,468	50%	$7,234	6,394,625	$2.26
Base Case	31,412	15,706	6,419	50%	3,210	6,394,625	$1.00
Worst Case	22,366	0	0	0%	0	6,394,625	$0.00
Probability Adjusted		$35,437			$10,444	6,394,625	$1.63

DRAFT
FOR DISCUSSION PURPOSES ONLY
SUBJECT TO REVISION

The Orchard Enterprises, Inc.
Business Enterprise Value - Buyer Scenerio With eMusic Synergies and Private Company Cost Savings
Discounted Cash Flow Method
November 30, 2009
(000’s)

Aggressive Case	2010	2011	2012	2013	2014	Residual

Debt Free Cash Flow (Net Cash Flow to Invested Capital)	$3,246	$5,003	$6,755	$8,182	$6,183	$5,452
Add eMusic Synergies and Private Co. Cost Savings, net of taxes	1,820	1,911	2,007	2,107	2,213	2,301
Total Debt Free Cash Flow	5,066	6,914	8,762	10,289	8,396	$7,753

Capitalized Residual Value						48,458

Present Value Mid-Year Discount Factor @ 20%	0.89911	0.74926	0.62438	0.52032	0.43360	0.43360

Net Present Value of Cash Flow	4,555	5,181	5,471	5,354	3,640	21,011

Indicated Enterprise Value (Market Value of Invested Capital)						45,212
Less: Interest Bearing Debt						0
Less: Series A Preferred Stock Liquidation Preference						(24,993)
Indication of Controlling, Marketable Equity Value						$20,219

Base Case	2010	2011	2012	2013	2014	Residual

Debt Free Cash Flow (Net Cash Flow to Invested Capital)	$1,943	$3,651	$5,522	$6,650	$7,004	$4,248
Add eMusic Synergies and Private Co. Cost Savings, net of taxes	1,820	1,911	2,007	2,107	2,213	2,301
Total Debt Free Cash Flow	3,763	5,562	7,529	8,757	9,217	6,549

Capitalized Residual Value						40,933

Present Value Mid-Year Discount Factor @ 20%	0.89911	0.74926	0.62438	0.52032	0.43360	0.43360

Net Present Value of Cash Flow	3,384	4,168	4,701	4,557	3,996	17,748

Indicated Enterprise Value (Market Value of Invested Capital)						38,553
Less: Interest Bearing Debt						0
Less: Series A Preferred Stock Liquidation Preference						(24,993)
Indication of Controlling, Marketable Equity Value						$13,560

Worst Case	2010	2011	2012	2013	2014	Residual

Debt Free Cash Flow (Net Cash Flow to Invested Capital)	$1,012	$1,921	$3,481	$4,803	$5,742	$2,988
Add eMusic Synergies and Private Co. Cost Savings, net of taxes	1,820	1,911	2,007	2,107	2,213	2,301
Total Debt Free Cash Flow	2,832	3,832	5,488	6,910	7,955	5,289

Capitalized Residual Value						33,058

Present Value Mid-Year Discount Factor @ 20%	0.89911	0.74926	0.62438	0.52032	0.43360	0.43360

Net Present Value of Cash Flow	2,547	2,871	3,427	3,596	3,449	14,334

Indicated Enterprise Value (Market Value of Invested Capital)						30,223
Less: Interest Bearing Debt						0
Less: Series A Preferred Stock Liquidation Preference						(24,993)
Indication of Controlling, Marketable Equity Value						$5,230

	Enterprise Value		Common Stock
	Indicated	Probability	Indicated		Probability
	Enterprise	Adjusted	Common		Adjusted	Common	Common
	Value	Value	Value	Probability	Value	Shares o/s	Share Price
Aggressive Case	$45,212	$22,606	$20,219	50%	$10,109	6,394,625	$3.16
Base Case	38,553	19,277	13,560	50%	6,780	6,394,625	$2.12
Worst Case	30,223	0	5,230	0%	0	6,394,625	$0.82
Probability Adjusted		$41,883			$16,890	6,394,625	$2.64

DRAFT
FOR DISCUSSION PURPOSES ONLY
SUBJECT TO REVISION

The Orchard Enterprises, Inc.
Guideline Company Transaction Method
September 30, 2009
(000’s)

Enterprise Value Approach:

	as of 9/30/09						Indicated
Selected Pricing	Normalized	Industry Multiples					Value
Multiple	(000’s)	Low	High	Mean	Median	Selected	(000’s)

MVIC/Revenues	$61,729	0.24	3.54	1.44	1.12	0.60	$37,037

		Indication of Market Value of Invested Capital					37,037
		Less: Interest Bearing Debt					-
		Indication of Controlling, Marketable Equity Value					$37,037

Note: Some amounts may not foot due to rounding

Multiple selected is lower than the median primarily due to: decline in economic conditions (DOW is off 30% from high) and several of the selected guideline transactions have positive EBITDA.

DRAFT
FOR DISCUSSION PURPOSES ONLY
SUBJECT TO REVISION

The Orchard Enterprises, Inc.
Conclusion of Value - Guideline Public Company Method
September 30, 2009
(000’s)

	Normalized						Indicated
Selected Pricing	as of September 30, 2009	Industry Multiples					Value
Multiple	(000’s)	Low	High	Mean	Median	Selected	(000’s)

MVIC/Revenues	$61,729	0.21	14.54	2.08	0.50	0.50	$30,865

		Indication of Minority, Market Value of Invested Capital					30,865
		Less: Interest Bearing Debt					-
		Add: Cash and Marketable Securities					4,695
		Indication of Minority, Marketable Equity Value					35,560
		Add: 25% Control Premium					8,890
		Indication of Controlling, Marketable Equity Value					$44,450

Note: Some amounts may not foot due to rounding

DRAFT
FOR DISCUSSION PURPOSES ONLY
SUBJECT TO REVISION

The Orchard Enterprises, Inc.
Guideline Public Company Method Ranking Analysis
As of September 30, 2009

							EBITDA +Stock Based
	Gross		Operating				Compensation
	Margin/Revenues		Expenses/Revenues		EBITDA/Revenues		/Revenues

Image	100.0%	Internap	24.8%	WebMediaBrands Inc.	10.2%	WebMediaBrands Inc.	12.8%
EDGAR Online, Inc.	76.7%	Orchard	34.6%	Internap	7.3%	EDGAR Online, Inc.	11.6%
Salary.Com, Inc.	68.7%	WebMediaBrands Inc.	36.7%	EDGAR Online, Inc.	4.4%	Internap	9.5%
RealNetworks, Inc.	57.0%	Limelight	62.0%	Image	0.8%	Limelight	8.9%
Glu Mobile, Inc.	55.0%	RealNetworks, Inc.	70.3%	Orchard	-3.3%	Image	0.0%
LiveWire	54.2%	Glu Mobile, Inc.	77.5%	Limelight	-5.0%	Orchard	-1.6%
Limelight	36.3%	EDGAR Online, Inc.	83.3%	RealNetworks, Inc.	-7.9%	RealNetworks, Inc.	-4.1%
Fluid Music	34.4%	LiveWire	99.9%	Glu Mobile, Inc.	-8.4%	Glu Mobile, Inc.	-8.7%
WebMediaBrands Inc.	30.5%	Image	105.0%	LiveWire	-31.2%	Salary.Com, Inc.	-13.1%
Orchard	28.3%	Fluid Music	109.9%	Salary.Com, Inc.	-31.3%	LiveWire	-25.4%
Internap	19.7%	Salary.Com, Inc.	113.5%	Fluid Music	-51.0%	Fluid Music	-37.2%

Average	51.0%		74.3%		-10.5%		-4.3%
Median	54.2%		77.5%		-5.0%		-1.6%

	Long Term Debt/Equity		Working Cap/Revenues		Current Ratio		EBIT/Revenues

Salary.Com, Inc.	0.0	Fluid Music	205.3%	Limelight	6.7	Image	-5.0%
RealNetworks, Inc.	0.0	Limelight	120.8%	Fluid Music	3.1	Internap	-5.1%
Orchard	0.0	RealNetworks, Inc.	48.9%	Internap	2.8	WebMediaBrands Inc.	-6.1%
Limelight	0.0	LiveWire	43.1%	RealNetworks, Inc.	2.4	Orchard	-6.3%
Fluid Music	0.0	Internap	27.1%	LiveWire	2.1	EDGAR Online, Inc.	-6.5%
LiveWire	0.0	Glu Mobile, Inc.	4.5%	WebMediaBrands Inc.	1.5	RealNetworks, Inc.	-13.3%
Internap	0.1	WebMediaBrands Inc.	2.8%	Glu Mobile, Inc.	1.1	Glu Mobile, Inc.	-22.5%
Glu Mobile, Inc.	0.2	Orchard	-4.2%	Orchard	0.9	Limelight	-25.7%
WebMediaBrands Inc.	0.2	EDGAR Online, Inc.	-10.4%	Image	0.8	Salary.Com, Inc.	-44.8%
EDGAR Online, Inc.	0.4	Image	-13.9%	EDGAR Online, Inc.	0.7	LiveWire	-45.7%
Image	8.3	Salary.Com, Inc.	-41.9%	Salary.Com, Inc.	0.6	Fluid Music	-75.4%

Average	0.8		34.7%		2.1		-23.3%
Median	0.0		4.5%		1.5		-13.3%

DRAFT
FOR DISCUSSION PURPOSES ONLY
SUBJECT TO REVISION

The Orchard Enterprises, Inc.
Guideline Public Company
Historical Revenue Growth Analysis
(000’s)

			As of
		Annualized	Sept. 30
		2009	2009	2008	2007	2006

Orchard	Revenue	60,740	45,555	57,536	28,549	5,565
	% Increase	6%		102%	413%

Glu Mobile	Revenue	80,389	60,292	89,767	66,867	46,166
	% Increase	-10%		34%	45%

Edgar Online Inc	Revenue	18,725	14,044	19,463	17,908	16,246
	% Increase	-4%		9%	10%

Limelight Networks	Revenue	130,717	98,038	129,530	103,111	64,343
	% Increase	1%		26%	60%

			(6 months)
Salary.com	Revenue	46,004	23,002	42,455	34,507	23,034
	% Increase	8%		23%	50%

WebMediaBrands	Revenue	21,524	16,143	128,394	140,334	137,530
Less: Discontinued Operations				(104,400)
Net Revenues				23,994
	% Increase	-10%

			(6 months)
Image Entertainment	Revenue	107,048	53,524	130,691	95,818	99,751
	% Increase	-18%		36%	-4%

RealNetworks	Revenue	555,683	416,762	604,810	567,620	395,261
	% Increase	-8%		7%	44%

Internap	Revenue	260,947	195,710	253,989	234,090	181,375
	% Increase	3%		9%	29%

Fluid Music Canada	Revenue	5,615	4,211	4,641
	% Increase	21%

LiveWire Mobile	Revenue	16,499	12,374	15,616	13,223	8,896
	% Increase	6%		18%	49%